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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated August 9, 1996 included in Rehabilicare Inc's. Form 10-KSB for the year ended June 30, 1997 into this registration statement on Form S-8. It should be noted that we have not audited any financial statements of Rehabilicare Inc. subsequent to June 30, 1996 or performed any audit procedures subsequent to August 9, 1996, the date of our report.



/s/  ARTHUR ANDERSEN LLP

Minneapolis, MN
March 18, 1998